Exhibit 10.2

EXECUTION VERSION

GUARANTEE AGREEMENT

dated as of

October 31, 2017,

among

CBRE SERVICES, INC.,

CBRE GROUP, INC.,

the Subsidiaries of CBRE SERVICES, INC.

from time to time party hereto

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

TABLE OF CONTENTS

Page
ARTICLE I

Definitions
SECTION 1.01. Credit Agreement	1
SECTION 1.02. Other Defined Terms	2

ARTICLE II

Guarantee

SECTION 2.01. Guarantee	4
SECTION 2.02. Guarantee of Payment	5
SECTION 2.03. No Limitations, etc	6
SECTION 2.04. Reinstatement	6
SECTION 2.05. Agreement To Pay; Subrogation	6
SECTION 2.06. Information	7

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

Remedies; Application of Proceeds

SECTION 5.01. Remedies	7
SECTION 5.02. Application of Proceeds	7

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation	8
SECTION 6.02. Contribution and Subrogation	8
SECTION 6.03. Subordination	9

i

ARTICLE VII

Miscellaneous

Schedules

Schedule I	Subsidiary Guarantors

Exhibits

Exhibit A	Form of Supplement

ii

GUARANTEE AGREEMENT dated as of October 31, 2017 (this “Agreement”), among CBRE SERVICES, INC., a Delaware corporation (the “U.S. Borrower”), CBRE GROUP, INC., a Delaware corporation (“Holdings”), the Subsidiaries of the U.S. Borrower from time to time party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lender Parties (as defined herein).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, CBRE Limited, a limited company organized under the laws of England and Wales (the “U.K. Borrower”), CBRE Limited, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CBRE Pty Ltd, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CBRE Limited, a company organized under the laws of New Zealand (the “New Zealand Borrower”), Holdings, the lenders from time to time party thereto (the “Lenders”), the Issuing Banks from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”).

The Lenders and the Issuing Banks (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) have agreed to extend credit to the Borrowers, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend credit to the Borrowers are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Guarantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Borrowers” means, collectively, the U.S. Borrower, the Australian Borrower, the Canadian Borrower, the New Zealand Borrower and the U.K. Borrower and any other wholly owned Subsidiary of the U.S. Borrower that becomes a party to the Credit Agreement as a Borrower pursuant to Section 9.18 of the Credit Agreement.

“Cash Management Services” means treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services or similar transactions) provided to any Loan Party.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation, or order promulgated thereunder, in each case as amended from time to time.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee by such Guarantor of such Swap Obligation is or becomes unlawful under the Commodity Exchange Act or any rule or regulation promulgated thereunder (or the application or official interpretation of any provision thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time any such guarantee becomes effective with respect to such Swap Obligation.

“Foreign Guarantor” means each Subsidiary Guarantor that is a Foreign Subsidiary.

“Foreign Obligations” means all the Obligations that are obligations of any Foreign Subsidiary.

“Guaranteed Cash Management Services Obligations” means the due and punctual payment of any and all obligations of the Loan Parties in connection with Cash Management Services that are (a) owed on the Closing Date to a person that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (b) owed to a person that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such obligations are incurred.

“Guaranteed Hedging Obligations” means the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into. Notwithstanding the foregoing, the Guaranteed Hedging Obligations shall not include any Excluded Swap Obligations.

“Guarantors” means Holdings, the Subsidiary Guarantors and, to the extent the U.S. Borrower is not otherwise liable with respect to any Obligations, the U.S. Borrower.

“Lender Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (f) each person to whom any Guaranteed Cash Management Services Obligations are owed and (g) the successors and assigns of each of the foregoing.

“Liabilities” has the meaning assigned to such term in Section 2.01.

“Loan Document Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of any Borrower to any of the Lender Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Luxco” means CBRE Global Holdings, a Luxembourg société à responsabilité limitée, having its registered office at 12, Impasse Drosbach, L-1882 Luxembourg, Grand-Duchy of Luxembourg, and registered with the R.C.S. under number B 150.693, an indirect wholly owned Subsidiary of the U.S. Borrower.

“Luxco Non-subsidiary Obligor” has the meaning assigned to such term in Section 2.01.

“Luxembourg Law of 2002” has the meaning assigned to such term in Section 2.01.

“Maximum Amount” has the meaning assigned to such term in Section 2.01.

“Obligations” means (a) the Loan Document Obligations, (b) the Guaranteed Hedging Obligations and (c) the Guaranteed Cash Management Services Obligations. Notwithstanding the foregoing, Obligations shall not include any Excluded Swap Obligations.

“Subsidiary Guarantors” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as contemplated by Section 7.16.

“Swap Obligation” means with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrowers on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrowers or made available to the Administrative Agent by any such Lender, (b) with respect to any N.Z. Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding N.Z. Swingline Loan that shall not have been funded by the Revolving Credit Lenders in accordance with Section 2.22(e) of the Credit Agreement and (c) with respect to any Issuing Bank, the aggregate amount, if any, of participations in respect of any outstanding L/C Disbursement that shall not have been funded by the Revolving Credit Lenders in accordance with Sections 2.23(d) and 2.02(f) of the Credit Agreement.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. (a) Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations; provided, however, that the guarantee of the Foreign Guarantors pursuant to this Section 2.01 shall be limited to the Foreign Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) (i) Notwithstanding any other provisions of this Article II or the Credit Agreement, the maximum liability of Luxco under this Section 2.01 and the Credit Agreement shall be limited so (x) that the maximum amount payable by Luxco under Section 2.01(a) in respect of Obligations owed by any Borrower which is not a subsidiary of Luxco (a “Luxco Non-subsidiary Obligor”), shall at no time exceed the Maximum Amount (as defined in clause (ii) below) and (y) shall at all times be subject to clause (iii) below.

(ii) For purposes of this Section 2.01(b), “Maximum Amount” means an amount equal to the aggregate (without duplication) of (x) the aggregate principal amount of the outstanding intercompany loans made to Luxco or any Subsidiary which is on the Closing Date (or thereafter becomes) a subsidiary of Luxco by any Luxco Non-subsidiary Obligor which have been funded directly or indirectly with a Borrowing under the Credit Agreement plus (y) an amount equal to 80% of the greater of (A) the sum of Luxco’s capitaux propres (own capital) and its dettes subordonnées (subordinated debt) (both as referred to Annex I to the Grand Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Luxembourg law of 19 December 2002 on the commercial companies’ register and the accounting and annual accounts of undertakings, as amended (the “Luxembourg Law of 2002”) as reflected in Luxco’s then most recent annual financial statements approved by the competent organ of Luxco (as audited by its external auditor (réviseur d’entreprises), if required by law), (B) the sum of Luxco’s capitaux propres (own capital) and its dettes subordonnées (subordinated debt) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in its filed financial statements as at the Closing Date, (C) the market value of the assets of Luxco as at the time that Luxco is required to make any payment pursuant to Section 2.01(a) less the Liabilities (as defined below) of Luxco as at such time and (D) the market value of the assets of Luxco as at the Closing Date less the Liabilities (as defined below) of Luxco as at the time that Luxco is required to make any payment pursuant to Section 2.01(a). For purposes of this Section 2.01(b)(ii), “Liabilities” means all existing liabilities (other than any liabilities owed to the direct or indirect shareholders of Luxco) incurred, from time to time, by Luxco and as reflected, from time to time, in the books of Luxco as well as provisions for liabilities which are made in the books of Luxco from time to time in accordance with applicable prudent management accounting rules. If the parties hereto fail to reach an agreement as to the market value of the assets of Luxco as referred to under Section 2.01(b)(ii)(y)(C) or (D) above, such market value shall be determined, at the sole cost of Luxco, by an external auditor (réviseur d’entreprises) appointed for this purpose by the Administrative Agent.

(iii) The obligations and liabilities of Luxco under Section 2.01(a) shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such provision or an equivalent provision is applicable to Luxco.

(iv) For the avoidance of doubt, no limitations shall apply to Luxco’s obligations and liabilities under Section 2.01(a) in respect of any Obligations owed by Subsidiaries which are subsidiaries of Luxco.

SECTION 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Lender Party party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Lender Party in favor of any Borrower or any other person.

SECTION 2.03. No Limitations, etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Lender Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; (iv) any law, regulation, decree or order of any jurisdiction or any other event, to the extent such Guarantor can lawfully waive application thereof; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Lender Parties may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Loan Party, as the case may be.

SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Lender Party upon the bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Lender Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Lender Parties in cash the amount of such unpaid

Obligation; provided, however, that the aggregate amount to be paid by the Foreign Guarantors pursuant to this Section 2.05 shall not exceed the amount of Foreign Obligations then unpaid by the applicable Loan Party. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Lender Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

Remedies; Application of Proceeds

SECTION 5.01. Remedies. The obligations of each Guarantor hereunder are independent of and separate from the Obligations. Subject to Article VII of the Credit Agreement in all respects, upon any Event of Default which results in the Administrative Agent taking the actions and making the declaration described in clause (ii) of the final paragraph of Article VII of the Credit Agreement, the Administrative Agent may proceed directly and at once against any Guarantor to collect and recover the full amount or any portion of the Obligations then due in accordance with Article II hereof, without first proceeding against the Borrower or any other guarantor of the Obligations, or joining the Borrower or any other guarantor in any proceeding against any Guarantor.

SECTION 5.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or enforcement against any Loan Party following any Event of Default, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or enforcement or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, any N.Z. Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Lender Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

FOURTH, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Notwithstanding the foregoing, the proceeds of any collection or enforcement against any Guarantor shall not be applied to any Excluded Swap Obligation of such Guarantor and shall instead be applied to other Obligations.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), each Borrower agrees that in the event a payment shall be made by any Guarantor under this Agreement, the applicable Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

SECTION 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor on account of its guarantee under this Agreement and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the applicable Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Guarantor’s right to indemnification hereunder arises from a payment made to satisfy Obligations constituting Swap Obligations, only those Contributing Guarantors for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Guarantor, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the amount so paid.

SECTION 6.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the U.S. Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Rights Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee of all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender Party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Banks or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or the aggregate L/C Exposure does not equal zero and so long as the Commitments have not expired or terminated.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Lender Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Guarantor jointly and severally agrees to pay upon demand to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Administrative Agent may incur in connection with (i) the preparation and administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof, (ii) the exercise, enforcement or protection of any of the rights of the Administrative Agent hereunder or (iii) the failure of any Guarantor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, charges and disbursements, of one firm of counsel, and, to the extent necessary, a single firm of local counsel in each appropriate local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest, a single firm of counsel for all affected Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any actual or threatened claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by a Borrower, any other Loan Party or any of their respective Affiliates), relating to the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee or any Related Party thereof, (x) are related to any material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Guarantor or any of its Subsidiaries has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) in addition to clause (x) above, are related to any claim brought by a Guarantor or any of its Subsidiaries against an Indemnitee or a Related Party thereof for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Guarantor or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from disputes solely among Indemnitees that do not involve an act or omission by Holdings, the Borrowers, the Guarantors or any of their Affiliates except that the Administrative Agent, each Lender, each Issuing Bank, each Lead Arranger and the Advance Agent shall be indemnified in their capacities as such to the extent that none of the exceptions set forth in clause (x) or (y) applies to such Indemnitee at such time. To the extent permitted by law, no Guarantor shall assert, and each Guarantor hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations hereunder. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Lender Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

SECTION 7.07. [Intentionally Omitted].

SECTION 7.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each of Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of

America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 7.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.15. Termination or Release. (a) This Agreement and the Guarantees shall terminate when all the Loan Document Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the aggregate L/C Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement and no payment of any amounts outstanding and due under any Hedging Agreement is in default.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a person that is not Holdings, the U.S. Borrower or an Affiliate of any of the foregoing in accordance with the terms of the Credit Agreement.

(c) A Subsidiary Guarantor shall automatically be released from its Guarantee hereunder to the extent required by or provided for in Section 5.09 or Section 9.25 of the Credit Agreement.

(d) In connection with any termination or release pursuant to the preceding paragraphs of this Section, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Administrative Agent or any Lender Party.

SECTION 7.16. Additional Subsidiaries. Pursuant to Section 5.09 of the Credit Agreement, certain Subsidiaries not originally party hereto may be required from time to time to enter into this Agreement. Upon (x) the execution and delivery by the Administrative Agent and a Subsidiary of one or more supplements substantially in the form of Exhibit A hereto, and (y) at the reasonable request of the Administrative Agent, delivery of a certificate of the Secretary or Assistant Secretary of such Subsidiary and a favorable written opinion of such Subsidiary’s counsel, in each case, in form and substance substantially consistent with such certificates and opinions delivered on the Closing Date, such Subsidiary shall become a Subsidiary Guarantor with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CBRE SERVICES, INC.,

By

/s/ Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer

CBRE GROUP, INC.,

By

/s Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

By

/s/ Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer

[Signature Page to Guarantee Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAMMELL CROW DEVELOPMENT & INVESTMENT, INC.

By

/s/ Michael S. Duffy
Name: Michael S. Duffy
Title: Executive Vice President

[Signature Page to Guarantee Agreement]

CBRE LIMITED, a limited company organized under the laws of England and Wales,

By

/s/ M. Lewis
Name: M. Lewis
Title: Director

By

/s/ D. Green
Name: D. Green
Title: Director

[Signature Page to Guarantee Agreement]

CBRE LIMITED, a corporation organized under the laws of the province of New Brunswick,

By

/s/ Jeff Cook
Name: Jeff Cook
Title: SVP Finance

[Signature Page to Guarantee Agreement]

CBRE LIMITED PARTNERSHIP,

By: CBRE PARTNER, INC., its general partner,

By

/s/ Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer

[Signature Page to Guarantee Agreement]

RELAM AMSTERDAM HOLDINGS B.V.,

By

/s/ Gert Jan Rietberg Proxy holder
Name: Intertrust Management B.V.
Title: Managing Director

By

/s/ L. Kuiters Proxy Holder A
Name: Intertrust Management B.V.
Title: Managing Director

[Signature Page to Guarantee Agreement]

CBRE GLOBAL HOLDINGS, , a Luxembourg société à responsabilité limitée, having its registered office at 12, impasse Drosbach, L-1882 Luxembourg, Grand-Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés, Luxembourg under number B 150693,

By

/s/ Livio Gambardella
Name: Livio Gambardella
Title: Class B Manager/Authorized Signature

[Signature Page to Guarantee Agreement]

CB/TCC GLOBAL HOLDINGS LIMITED,

by

/s/ Marcus Smith
Name: Marcus Smith
Title: Director

by

/s/ Duncan J. Green
Name: Duncan J. Green
Title: Director

[Signature Page to the CBRE Guarantee Agreement]

IN WITNESS WHEREOF, the Australian Borrower and the New Zealand Borrower have duly executed this Agreement, as of the day and year first above written, solely with respect to Article VI of this Agreement.

Executed in accordance with section 127 of the Corporations Act 2001 by CBRE Pty Limited:

By

/s/ Ray C. Pittman
Name: Ray C. Pittman
Title: Director

By

/s/ Jamie Malone
Name: Jamie Malone
Title: Director

CBRE LIMITED, a company organized under the laws of New Zealand,

By

/s/ Ray C. Pittman
Name: Ray C. Pittman
Title: Director

[Signature Page to Guarantee Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

by

/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

by

/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Signature Page to the CBRE Guarantee Agreement]

Schedule I to the

Guarantee Agreement

SUBSIDIARY GUARANTORS

CBRE Global Investors, Inc.

CBRE Global Investors, LLC

CBRE, Inc.

CB/TCC, LLC

CBRE Capital Markets of Texas, LP

CBRE Capital Markets, Inc.

CBRE Clarion CRA Holdings, Inc.

CBRE Clarion REI Holding, Inc.

CBRE Government Services, LLC

CBRE GWS LLC

CBRE Partner, Inc.

CBRE Technical Services, LLC

CBRE/LJM – Nevada, Inc.

Trammell Crow Company, LLC

CBRE Business Lending, Inc.

CBRE Consulting, Inc.

CBRE/LJM Mortgage Company, L.L.C.

Insignia/ESG Capital Corporation

Trammell Crow Development & Investment, Inc.

GUARANTORS FOR FOREIGN OBLIGATIONS ONLY

CBRE Limited (a corporation organized under the laws of England and Wales)

CBRE Limited (a corporation organized under the laws of the province of New Brunswick)

CBRE Limited Partnership

CBRE Global Holdings SARL

RELAM Amsterdam Holdings B.V.

2

Exhibit A to the

Guarantee Agreement

SUPPLEMENT NO. [    ] (this “Supplement”) dated as of    [ ], to the Guarantee Agreement dated as of October 31, 2017 (the “Guarantee Agreement”), among CBRE SERVICES, INC., a Delaware corporation (the “U.S. Borrower”), CBRE GROUP, INC., a Delaware corporation (“Holdings”), the Subsidiaries of the U.S. Borrower from time to time party thereto (the “Subsidiary Guarantors” and, together with the U.S. Borrower and Holdings, the “Grantors”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lender Parties (as defined therein).

A. Reference is made to the Credit Agreement dated as of October 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, CBRE Limited, a limited company organized under the laws of England and Wales (the “U.K. Borrower”), CBRE Limited, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CBRE Pty Ltd, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CBRE Limited, a company organized under the laws of New Zealand (the “New Zealand Borrower”), Holdings, the lenders from time to time party thereto (the “Lenders”), the Issuing Banks from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

C. The Guarantors have entered into the Guarantee Agreement in consideration of, among other things, Loans made and Letters of Credit issued under the Credit Agreement. Section 7.16 of the Guarantee Agreement provides that additional Subsidiaries of the U.S. Borrower may become Subsidiary Guarantors under the Guarantee Agreement by the execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Loan Party”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Loan Party agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee Agreement, the New Loan Party by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Loan Party hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder. Each reference to a “Subsidiary Guarantor” in the Guarantee Agreement shall be deemed to include the New Loan Party. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Loan Party represents and warrants to the Administrative Agent and the other Lender Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Loan Party and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Loan Party shall be given to it in care of the U.S. Borrower as provided in Section 9.01 of the Credit Agreement.

[Remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, the New Loan Party and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW LOAN PARTY]

by

Name:
Title:
Address:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

by

Name:
Title:

by

Name:
Title: